Exhibit 107

Calculation of Filing Fee Tables

AMENDMENT NO. 1

TO

FORM S-4
(Form Type)

Globis NV Merger Corp.
(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule		Amount Registered(6)	Proposed Maximum Offering Price Per Unit		Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees to Be Paid	—	—	—		—	—		—		—
Fees Previously Paid	Equity	Ordinary shares(1)	457	(c)	15,050,833	10.14	(7)	152,615,446.62	0.0000927	14,147.45
Fees Previously Paid	Equity	Ordinary shares(2)	457	(c)	15,789,722	11.50	(8)	181,581,803.00	0.0000927	16,832.63
Fees Previously Paid	Equity	Warrants(3)	457	(g)	15,789,722	0.72	(9)	11,368,599.84	—	—	(10)
Fees Previously Paid	Equity	Ordinary shares(4)	457	(c)	17,004,762	10.14	(7)	172,428,286.68	0.0000927	15,984.10
Fees Previously Paid	Equity	Ordinary shares(5)	457	(c)	2,000,000	10.14	(7)	20,280,000.00	0.0000927	1,879.96
	Total Offering Amounts							-		$48,844.14
	Total Fees Previously Paid									$48,844.14
	Total Fee Offsets									$0
	Net Fee Due									$0

(1)	Immediately prior to the consummation of the Business Combination described in the proxy statement/prospectus, Globis NV Merger Corp. intends to effect a Redomiciliation in accordance with the applicable provisions of Nevada law and the Companies Act 2014 of the Laws of Gibraltar (the “Companies Act”) and the Companies (Re-domiciliation) Regulations 1996 of the Laws of Gibraltar (the “Re-domiciliation Regulations”), pursuant to which the jurisdiction of incorporation for Globis NV Merger Corp. will be changed from the State of Nevada to Gibraltar (the “Redomiciliation”). All securities being registered will be issued by the continuing entity following the Redomiciliation, which will be renamed “Forafric Global PLC” in connection with the Business Combination, as further described in the proxy statement/prospectus. As used in this proxy statement/prospectus, the term “registrant” refers to Globis Acquisition Corp. (a Delaware corporation) prior to the Merger and Redomiciliation and to New Forafric (a Gibraltar public company limited by shares) following the Merger and Redomiciliation. As used herein, “New Forafric” refers to Globis Acquisition Corp. as a Gibraltar public company limited by shares by way of continuation following the Merger and Redomiciliation and the Business Combination, which in connection with the Merger and Redomiciliation and simultaneously with the Business Combination, will change its corporate name to “Forafric Global PLC.”
(2)	The number of ordinary shares of New Forafric (as defined below) being registered represents (i) 11,500,000 shares (the “Public Shares”) of common stock, par value $0.0001 per share (the “Common Stock”) of Globis Acquisition Corp., a Delaware corporation (“Globis”), that were registered pursuant to the Registration Statement on Form S-1 (SEC File No. 333-250939) (the “IPO registration statement”) and offered by Globis in its initial public offering and (ii) 3,550,833 shares of Common Stock. The Common Stock will automatically be converted by operation of law into Ordinary Shares of New Forafric as a result of the Redomiciliation (as defined below).
(3)	Represents ordinary shares of New Forafric to be issued upon the exercise of (i) 11,500,000 redeemable warrants (the “Public Warrants”) to purchase Common Stock of Globis that were registered pursuant to the IPO registration statement and offered by Globis in its initial public offering and (ii) 4,289,722 warrants to purchase Common Stock of Globis that were issued in private placements concurrently with the initial public offering (the “Private Placement Warrants” and, together with the Public Warrants, the “Warrants”). The Warrants will automatically be converted by operation of law into warrants to acquire Ordinary Shares of New Forafric as a result of the Redomiciliation.
(4)	The number of warrants to acquire ordinary shares of New Forafric being registered represents (i) 11,500,000 Public Warrants and (ii) 4,289,722 Private Placement Warrants.
(5)	The number of ordinary shares of New Forafric being registered represents the maximum number of Ordinary Shares of New Forafric to be issued to Seller in connection with the Closing of the Business Combination described herein.
(6)	The number of ordinary shares of New Forafric being registered represents the maximum number of Ordinary Shares of New Forafric to be issued to Seller as Earnout Shares (as defined below).
(7)	Pursuant to Rule 416(a) of the Securities Act of 1933, as amended (the “Securities Act”), there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share dividends or similar transactions.
(8)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the shares of Common Stock of Globis (the entity to which New Forafric will succeed following the Redomiciliation) on The Nasdaq Stock Market (“Nasdaq”) on January 7, 2022 ($10.14 per share of Common Stock). January 7, 2022 was a recent date for which the reported high and low prices of the shares of Common Stock of Globis were available prior to the initial filing of this registration statement (such date being within five business days of the date that this registration statement was first filed with the Securities and Exchange Commission (the “SEC”)). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.
(9)	Represents the exercise price of the Warrants.
(10)	Estimated solely for the purpose of calculating the registration fee, based on the average of the high and low prices of the Public Warrants of Globis (the entity to which New Forafric will succeed following the Redomiciliation) on Nasdaq on January 7, 2022 ($0.72 per Public Warrant). January 7, 2022 was a recent date for which the reported high and low prices of the Public Warrants of Globis were available prior to the initial filing of this registration statement (such date being within five business days of the date that this registration statement was first filed with the SEC). This calculation is in accordance with Rule 457(f)(1) of the Securities Act.
(11)	No registration fee is required pursuant to Rule 457(g) under the Securities Act.